[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:








     Evergreen Disciplined Value Fund

                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $3,879            $0.04            102,265           $15.82


     Class B      $18               $0.02            7,662             $15.79


     Class C      $19               $0.03            9,112             $15.79


     Class I      $487,330          $0.05            9,946,731         $15.81





     Evergreen Equity Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $7,598,185        $0.33            20,543,885        $24.08


     Class B      $725,344          $0.16            3,574,200         $23.88


     Class C      $288,091          $0.16            1,576,942         $23.85


     Class I      $11,224,554       $0.40            26,572,440        $24.08


     Class R      $11               $0.23            3,661             $24.10











     Evergreen Fundamental Large Cap Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $27,999           $0.00            17,468,892        $20.85


     Class B      $0                $0.00            13,808,908        $19.72


     Class C      $0                $0.00            5,874,866         $19.72


     Class I      $114,794          $0.03            3,932,105         $21.16














     Evergreen Large Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $550,391          $0.11            5,359,026         $11.54


     Class B      $53,622           $0.02            2,238,181         $11.51


     Class C      $25,104           $0.02            1,026,716         $11.52


     Class I      $312,054          $0.13            4,012,096         $11.53

























     Evergreen Small Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $5,136,787        $1.41            4,121,356         $24.45


     Class B      $480,471          $1.41            452,808           $24.48


     Class C      $458,598          $1.41            488,850           $24.50


     Class I      $13,226,976       $1.41            13,395,512        $25.05

















     Evergreen Special Values Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               26,194,968        $25.16


     Class B      $0                $0               8,233,981         $24.54


     Class C      $0                $0               4,313,124         $24.61


     Class I      $193,009          $0.005           39,655,439        $25.28


     Class R      $0                $0               1,068             $25.12